AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1999,
                                                  REGISTRATION NO. 333-_________

                              -------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                              -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              -------------------

                                 AMPLIDYNE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                22-3440510
          ------------------------                   -------------------
          (STATE OR OTHER JURIS-                      (I.R.S. EMPLOYER
          DICTION OF ORGANIZATION)                   IDENTIFICATION NO.)

                      59 LAGRANGE STREET, RARITAN, NJ 08869
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            1996 INCENTIVE STOCK PLAN

                            (FULL TITLE OF THE PLAN)

                                DEVENDAR S. BAINS
                                    PRESIDENT
                                 AMPLIDYNE, INC.
                               59 LAGRANGE STREET
                                RARITAN, NJ 08869

                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (908) 253-6870
                     ---------------------------------------
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                                              CONTINUED OVERLEAF

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                     PROPOSED
                                    PROPOSED         MAXIMUM
TITLE OF           AMOUNT           MAXIMUM          AGGREGATE      AMOUNT OF
SECURITIES         TO BE            OFFERING PRICE   OFFERING       REGISTRATION
TO BE REGISTERED   REGISTERED(1)    PER SHARE        PRICE          FEE
----------------   -------------    --------------   -----------    ------------

Common Stock       1,500,000(2)     $8.3125(3)       $12,468,750    $3,466.31

Total                                                               $3,466.31


(1) In  addition,  pursuant  to Rule 416 under the  Securities  Act of 1933,  as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Includes 1,500,000 shares of Common Stock reserved under the 1996 Incentive Stock Plan.

(3) Estimated solely for the purpose of calculating the registration fee based upon the closing price of the shares of Common Stock on December 9, 1999 of $8-5/16 reported on The Nasdaq SmallCap Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  Plan Information

ITEM 2.  Registrant Information and Employee Plan Annual Information

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents By Reference

         The following documents, as filed with the Securities and Exchange Commission by Amplidyne, Inc., a Delaware corporation (the "Corporation"), are incorporated herein by reference:

(1)      Annual Report on Form 10-KSB for the period ended December 31, 1998.

(2)      Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

(3)      Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1999.

(4)      Current Report on Form 8-K filed August 3, 1999.

(5)      Quarterly  Report on Form 10-QSB for the quarter  ended  September  30,
1999.

(6)      Proxy Statement on Schedule 14A dated November 26, 1999.

(7) The description of the Common Stock, par value $.0001 per share ("Common Stock"), of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  Description of Securities.

Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law ("DGCL").

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         In addition, the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

The following is a complete list of exhibits filed as a part of this registration statement:

Exhibit No.       Document
-----------       --------

5.1               Opinion of Berlack, Israels & Liberman LLP.

10.1              1996 Incentive Stock Plan

23.1              Consent  of  Berlack,  Israels &  Liberman  LLP  (included  in
                  Exhibit 5.1).

23.2              Consent of Grant Thornton LLP.


ITEM 9.  UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)      To  include  any  prospectus   required  by  section  10(a)(3)  of  the
Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial BONA FIDE offering thereof; and;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raritan, New Jersey, on the 13th day of December, 1999.

                                 AMPLIDYNE, INC.


                                 By:  /s/ DEVENDAR S. BAINS
                                      ------------------------------------------
                                          Devendar S. Bains
                                          Chairman of the Board, President,
                                          Chief Executive Officer, Treasurer and
                                          Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                 Date
---------                -----                                 ----

/s/ DEVENDAR S. BAINS    Chairman of the Board,                December 13, 1999
----------------------   President, Chief Executive Officer,
Devendar S. Bains        Treasurer and Principal
                         Accounting Officer


/s/ TARLOCHAN BAINS      Vice President                        December 13, 1999
----------------------
Tarlochan Bains


/s/ NIRMAL BAINS         Secretary                             December 13, 1999
----------------------
Nirmal Bains


/s/ CHARLES J. RITCHIE   Director                              December 13, 1999
----------------------
Charles J. Ritchie


/s/ MANISH V. DETROJA    Director                              December 13, 1999
----------------------
Manish V. Detroja

                                 AMPLIDYNE, INC.

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS




Exhibit No.       Document
-----------       --------


5.1               Opinion of Berlack, Israels & Liberman LLP.

10.1              1996 Incentive Stock Plan

23.1              Consent  of  Berlack,  Israels &  Liberman  LLP  (included  in
                  Exhibit 5.1).

23.2              Consent of Grant Thornton LLP.